EXHIBIT 10.42

STOCK PURCHASE AGREEMENT

Exhibit 10.42

ONYX PHARMACEUTICALS, INC.

STOCK PURCHASE AGREEMENT

February 13, 2003

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TABLE OF CONTENTS
(CONTINUED)

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TABLE OF CONTENTS
(CONTINUED)

		PAGE
12.2	Headings	16
12.3	Severability	16
12.4	Governing Law; Jurisdiction	16
12.5	Counterparts	16
12.6	Successors and Assigns	16
12.7	Expenses	17
12.8	Equitable Relief	17
12.9	Entire Agreement	17
12.10	Publicity	17
12.11	Material Adverse Effect	17

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ONYX PHARMACEUTICALS, INC.

STOCK PURCHASE AGREEMENT

     THIS AGREEMENT (“Agreement”) is made as of the 13th day of February, 2003, by and among ONYX PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), and each of those persons and entities, severally and not jointly, set forth on the Schedule of Purchasers attached as Exhibit A hereto (which persons and entities are hereinafter collectively referred to herein as “Purchasers” and each individually as a “Purchaser”).

AGREEMENT

     In consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and each Purchaser (severally and not jointly) hereby agree as follows:

SECTION 1. AUTHORIZATION OF SALE OF THE SECURITIES. Subject to the terms and conditions of this Agreement, the Company has or before the Closing (as defined in Section 3 below) will have authorized the sale and issuance of at least Two Million One Hundred Five Thousand Two Hundred Sixty-Three (2,105,263) shares of the Company’s Common Stock, $0.001 par value (the “Shares”).

SECTION 2. AGREEMENT TO SELL AND PURCHASE THE SECURITIES. At the Closing, the Company shall issue and sell to each Purchaser, severally and not jointly, and each Purchaser shall purchase from the Company, severally and not jointly, the number of Shares set forth next to such Purchaser’s name on the Schedule of Purchasers attached hereto as Exhibit A (the “Schedule of Purchasers”), at a purchase price of Four Dollars and Seventy-Five Cents ($4.75) per Share, for an aggregate purchase price amongst all Purchasers of Nine Million Nine Hundred Ninety-Nine Thousand Nine Hundred Ninety-Nine Dollars and Twenty-Five Cents ($9,999,999.25) (the “Purchase Price”) (subject to proportionate adjustment upon the occurrence of any stock split, stock dividend, reverse stock split or like event that is consummated or becomes effective during the period commencing on the date hereof and ending immediately prior to the Closing), which Purchase Price shall be deliverable by each Purchaser at the Closing by wire transfer to the Company.

SECTION 3. CLOSING AND DELIVERY

     3.1    Closing. The closing of the purchase and sale of the Shares to be issued pursuant to this Agreement (the “Closing”) shall be held at the offices of Cooley Godward llp, 3175 Hanover Street, Palo Alto, California, 94306 on February 13, 2003 or on such other date and place as may be agreed to by the Company and the Purchasers.

     3.2    Delivery of the Shares. Promptly following the Closing, the Company shall deliver to each Purchaser a certificate representing the number of Shares to be purchased at the Closing by each such Purchaser, registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser against payment of the purchase price therefore by wire transfer. The Company shall also deliver an executed copy of this Agreement to each Purchaser.

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SECTION 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

     Subject to and except as set forth on the Schedule of Exceptions which is arranged in sections corresponding to the sub-section numbered provisions contained below in this Section and except as described in the SEC Reports (as defined below), the Company hereby represents and warrants to, and covenants with, the Purchasers as of the Closing as follows:

     4.1    Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority and all licenses, permits and authorizations to conduct its business as it is currently being conducted and as it is presently proposed to be conducted and to own, lease and operate its properties. The Company is duly qualified and is authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect.

     4.2    Authorization; Enforcement. Assuming and relying on the accuracy of the representations set forth in Section 5: (a) The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and all other agreements, documents and instruments contemplated hereby and thereby, to consummate the transactions contemplated hereby and thereby and to issue the Shares in accordance with the terms hereof; (b) the execution, delivery and performance of this Agreement and all other agreements, documents and instruments contemplated hereby and thereby by the Company and the consummation by it of the transaction contemplated hereby and thereby (including without limitation the issuance of the Shares) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board or Directors or its stockholders is required; (c) this Agreement and all other agreements, documents and instruments contemplated hereby and thereby have been or will be duly executed by the Company; and (d) each of this Agreement and all other agreements, documents and instruments contemplated hereby and thereby constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity, except as the indemnification provisions contained in Section 9.4 hereof may be legally unenforceable.

     4.3    No Conflicts; No Violations. The Company’s execution, delivery and performance of this Agreement and the issuance of the Shares will not violate, conflict with, result in a breach of or constitute (upon notice or lapse of time or both) a default under, or result in the creation or imposition of any lien, security interest, mortgage, pledge, charge or other encumbrance, of any material nature, upon any properties or assets of the Company under any (a) law, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, court or arbitrator to which the Company is subject, (b) the Company’s Amended and Restated Certificate of Incorporation or Bylaws or (c) any provision of any indenture, mortgage, agreement, contract or other instrument to which the Company is a party or by which the Company or any of its properties or assets is bound as of the date hereof except where such breach or default would have a Material Adverse Effect.

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     4.4    Governmental Consents. Except for applicable filings with the Nasdaq Market, under the Securities Act), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), no consent, approval, qualification, order or authorization of, or filing with, any local, state, or federal governmental authority is required on the part of the Company in connection with the Company’s valid execution, delivery, or performance of this Agreement, or the offer, sale or issuance of the Shares by the Company, other than any post-closing filings as may be required under applicable federal or state securities laws, which will be timely filed within the applicable periods therefor.

     4.5    Issuance and Sale of the Shares. When issued and paid for in accordance with this Agreement, the Shares to be sold hereunder by the Company, will be validly issued and outstanding, fully paid and non-assessable, free from all taxes, liens, claims, encumbrances and charges with respect to the issue thereof, and will not be subject to preemptive rights of stockholders of the Company.

     4.6    SEC Reports.

          (a)    Since January 1, 2002, the Company has filed in a timely manner with the Securities and Exchange Commission (the “SEC”) all reports (“SEC Reports”) required to be filed by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All of the SEC Reports filed by the Company comply in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Reports. None of the SEC Reports contains, as of the respective dates thereof, any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made. All financial statements contained in the SEC Reports have been prepared in accordance with generally accepted accounting principles consistently applied throughout the period indicated (“GAAP”). Each balance sheet is in accordance with the books and records of the Company and presents fairly in accordance with GAAP the financial position of the Company as of the date of such balance sheet, and each statement of operations, of stockholders’ equity and of cash flows is in accordance with the books and records of the Company and presents fairly in accordance with GAAP the results of operations, the stockholders’ equity and the cash flows of the Company for the periods then ended. Except as set forth in the financial statements included in the SEC Reports, the Company has no material liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business subsequent to October 1, 2002.

          (b)    The Company has delivered to the Purchasers the following SEC Reports:

               (i)      the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (without exhibits);

               (ii)     the Company’s Proxy Statement for the 2002 Annual Meeting of Stockholders;

               (iii)    the Company’s quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

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               (iv)    the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002;

               (v)     the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002; and

               (vi)    the Company’s Current Report on Form 8-K, as filed January 30, 2003.

          (c)    No event has occurred since January 1, 2002, requiring the filing of an SEC Report that has not heretofore been filed and furnished to the Purchasers (including, without limitation, any amendment to any such SEC Report).

     4.7    Capitalization. The authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, $.001 par value, of which Twenty-One Million Six Hundred Fourteen Thousand Seven Hundred Sixty-Seven (21,614,767) such shares were issued and outstanding as of January 31, 2003 and (ii) 5,000,000 shares of preferred stock, $.001 par value, of which no shares are issued and outstanding on the date hereof. As of the date hereof, the Company has no intention, obligation or commitment, fixed or contingent, to issue any shares of such Preferred Stock. Except as contemplated by this Agreement and except for shares reserved under the Company’s 1996 Equity Incentive Plan, the 1996 Non-Employee Directors’ Stock Option Plan and the 1996 Employee Stock Purchase Plan, and outstanding warrants to purchase 743,229 shares of Common Stock, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of capital stock of the Company or other equity interests in the Company or any securities convertible into or exchangeable for such shares of capital stock or other equity interests, and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire, or prepare and file with the SEC any registration statement to register under the Securities Act of 1933, as amended (the “Securities Act”) with respect to, any such shares of capital stock or other equity interests. There exist no statutory preemptive, or other similar rights to purchase securities of the Company, nor are there any anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Shares.

     4.8    Nasdaq Compliance. The Company’s Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is listed on the Nasdaq National Market (the “Nasdaq Stock Market”), and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Stock Market. The Company is not in violation of the listing requirements of The Nasdaq Stock Market, Inc. and has no knowledge of any action pending or threatened by the National Association of Securities Dealers, Inc. (the “NASD”) or the SEC with respect to delisting the Shares.

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     4.9    Absence of Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, that has been filed, commenced or threatened, by or before any governmental agency, court or arbitrator against the Company which might have, either individually or in the aggregate, a Material Adverse Effect (including, without limitation, any such action, suit, proceeding or investigation that questions the validity of this Agreement or the issuance of the Shares hereunder).

     4.10    Intangible Rights. To the Company’s knowledge, the Company owns or has the right to use pursuant to valid and enforceable licenses, sublicenses, agreements or permissions, all Intangible Rights (as defined below) that are necessary or desirable for the conduct of the business of the Company as it is currently being conducted, and no claims adverse to the interests of the Company are pending or, to the knowledge of the Company, have been threatened or otherwise asserted with respect to the Company’s ownership or use of any such Intangible Rights. To the Company’s knowledge, the Company is not infringing any Intangible Right owned or used by any third party nor, to the Company’s knowledge, is any third party infringing any Intangible Right owned or used by the Company. For purposes of this Agreement, the term “Intangible Rights” means (i) all inventions (whether patentable or unpatentable, and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all copyrightable works, all copyrights, all applications, registrations and renewals in connection therewith, (iv) all trade secrets and confidential business information (including, without limitation, ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, supplier lists, and business and marketing plans and proposals), (v) all gene sequences, cell lines, chemical compounds, assays and biological materials, (vi) all other proprietary rights and (vii) all copies and tangible embodiments of any of the foregoing (in whatever form or medium).

     4.11    No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances within the prior six months that would require registration under the Securities Act of the issuance of the Shares to the Purchasers.

     4.12    Investment Company Status. The Company is not and upon consummation of the sale of the Shares will not be an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

     4.13    No General Solicitation. Neither the Company nor anyone acting on its behalf has offered or sold the Shares by any form of general solicitation or general advertising.

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     4.14    Eligibility For Use of Form S-3.

          (a)    The Company has a class of securities registered pursuant to Section 12(b) of the Exchange Act or a class of equity securities registered pursuant to Section 12(g) of the Exchange Act or is required to file reports pursuant to Section 15(d) of the Exchange Act.

          (b)    The Company: (i) has been subject to the requirements of Section 12 or 15(d) of the Exchange Act and has filed all the material required to be filed pursuant to Section 13, 14 or 15(d) for a period of at least 12 calendar months immediately preceding the filing of the registration statement on Form S-3; and (ii) has filed in a timely manner all reports required to be filed during the 12 calendar months and any portion of a month immediately preceding the filing of the registration statement and, if the Company has used (during the 12 calendar months and any portion of a month immediately preceding the filing of the Form S-3) Rule 12b-25(b) under the Exchange Act with respect to a report or a portion of a report, that report or portion thereof has actually been filed within the time period prescribed by the rule.

          (c)    Neither the Company nor any of its consolidated or unconsolidated subsidiaries have, since the end of the last fiscal year for which certified financial statements of the Company and its consolidated subsidiaries were included in a report filed pursuant to Section 13(a) or 15(d) of the Exchange Act: (i) failed to pay any dividend or sinking fund installment on preferred stock; or (ii) defaulted: (1) on any installment or installments on indebtedness for borrowed money or (2) on any rental on one or more long term leases, which defaults in the aggregate are material to the financial position of the Company and its consolidated and unconsolidated subsidiaries, taken as a whole.

          (d)    The Company currently meets “registrant eligibility” requirements for a secondary offering set forth in the general instructions to Form S-3 to enable the registration of the Shares.

     4.15    Legal Compliance. The Company is not in default or violation of its Amended and Restated Certificate of Incorporation or Bylaws. The Company has not violated any applicable laws (including, without limitation, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of federal, state, local and foreign governments (and all agencies thereof) in respect of the conduct of its business or the ownership of its properties which default violation would (either individually or in the aggregate) have a Material Adverse Effect. To the knowledge of the Company, there exists no condition, event or act which constitutes, or which after notice, lapse of time or both, would constitute, such a default or violation under any of the foregoing except where such a default is not reasonably expected to have a Material Adverse Effect.

     4.16    Securities Act Exemption. Assuming and relying in part on the truth and accuracy of Purchaser’s representations and warranties in Section 5 of this Agreement, the offer, sale and issuance of the Shares is exempt from registration under the Securities Act.

     4.17    Brokers. Neither the Company nor any of the officers, directors or employees of the Company has taken any action that would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments in connection with the transaction contemplated

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by this Agreement. The Company shall indemnify the Purchasers from and against any brokerage commissions, finder’s fees or similar payments for which the Company is responsible.

SECTION 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS.

     5.1    Authority, Approval and Enforceability.

     Each Purchaser, severally and not jointly, represents and warrants to and covenants with the Company that:

          (a)    Each Purchaser has full power and authority to execute, deliver and perform its obligations under this Agreement and all agreements, instruments and documents contemplated hereby, and all action of such Purchaser necessary for such execution, delivery and performance has been duly taken.

          (b)    Each Purchaser’s execution, delivery and performance of this Agreement has been duly authorized by all requisite action by such Purchaser. Upon the execution and delivery by such Purchaser, and assuming the valid execution and delivery of this Agreement by each of the other Purchasers and the Company, this Agreement will constitute a valid and binding obligation of such Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including specific performance, and except to the extent that the enforceability of the indemnification provisions of Section 9.4 may be legally unenforceable.

     5.2    Investment Representations. Each Purchaser understands that the Shares have not been registered under the Securities Act. Each Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon such Purchaser’s representations contained in the Agreement. Each Purchaser hereby represents and warrants, severally and not jointly, as follows:

          (a)    Each Purchaser has substantial experience in evaluating and investing in securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Such Purchaser must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act, or an exemption from registration is available. Such Purchaser understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow such Purchaser to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times such Purchaser might propose.

          (b)    Each Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

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          (c)    Each Purchaser agrees that it will not sell, pledge, assign, transfer, otherwise dispose of or reduce its risk with respect to (collectively, “Transfer”) any of the Shares unless the Transfer will be made pursuant to an exemption from the registration requirements of the Securities Act or pursuant to an effective registration statement under the Securities Act and pursuant to an exemption from any applicable state securities laws or an effective registration or other qualification under any applicable state securities laws. Such Purchaser understands that exemptions from such registration requirements are limited. The Company is under no obligation to register the Shares except as provided in Section 9.

          (d)    Each Purchaser acknowledges and agrees that the Shares are subject to certain restrictions as to resale under the federal and state securities laws. Such Purchaser agrees and understands that stop transfer instructions will be given to the transfer agent for the Shares, and each share certificate and each certificate delivered on transfer of or in substitution for any such certificate, shall have affixed a legend in substantially the following form:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), and may not be offered, sold or otherwise transferred, assigned, pledged or hypothecated unless and until registered under the Act or unless the Company has received an opinion of counsel satisfactory to the Company and its counsel that such registration is not required.”

          (e)    The legend set forth above will be removed and the Company will issue a certificate without the legend if a Purchaser shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

          (f)    Each Purchaser is acquiring the Shares for such Purchaser’s own account investment only, and not with a view towards their distribution.

          (g)    Each Purchaser represents that by reason of its, or of its management’s, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement.

          (h)    Each Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

          (i)    Each Purchaser has received the SEC Reports listed in Section 4.6(b) and has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. Each Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

     5.3    Brokers. Other than as disclosed to the Company, neither any Purchaser nor any of its respective officers, directors or employees have taken any action that would give rise to

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any claim by any person for brokerage commissions, finder’s fees or similar payments in connection with the transaction contemplated by this Agreement. Each Purchaser shall severally, and not jointly, indemnify the Company from and against any brokerage commission, finder’s fees or similar payments for which such Purchaser is responsible.

SECTION 6. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and each Purchaser herein shall survive the execution of this Agreement and the issuance and sale to the Purchasers of the Shares and shall terminate with respect to each such Purchaser upon subsequent transfer of the Shares held by such Purchaser pursuant to Sections 5 or 9.

SECTION 7. CONDITIONS TO COMPANY’S OBLIGATIONS AT THE CLOSING. The Company’s obligation to complete the sale and issuance of the Shares at Closing shall be subject to the following conditions to the extent not waived by the Company:

     7.1    Representations and Warranties Correct. The representations and warranties made by each Purchaser in Section 5 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

     7.2    Covenants Performed. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing Date shall have been performed or complied with in all material respects.

     7.3    Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are binding upon any of the Purchasers and that are required in connection with the lawful sale and issuance of the Shares at Closing pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the date of such Closing. No stop order or other order enjoining the sale of the Shares shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the SEC or any commissioner of corporations or similar officer of any state having jurisdiction over this transaction.

     7.4    Legal Investment. At the time of such Closing, the sale and issuance of the Shares to be purchased and sold at such Closing shall be legally permitted by all laws and regulations to which the Purchasers and the Company are subject.

SECTION 8. CONDITIONS TO PURCHASERS’ OBLIGATIONS AT THE CLOSING. Each Purchaser’s obligation to purchase the Shares at the Closing thereby shall be subject to the following conditions to the extent not waived by such Purchaser:

     8.1    Representations and Warranties Correct. The representations and warranties made by the Company in Section 4 hereof shall be true and correct when made, and shall be true and correct as of the Closing Date.

     8.2    Legal Opinion. Purchasers shall have received from Cooley Godward LLP, counsel to the Company, an opinion letter addressed to the Purchasers, dated as of the Closing Date, in the form attached hereto as Exhibit B.

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     8.3    Covenants Performed. All covenants, agreements and conditions contained herein to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

     8.4    Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are binding upon the Company and that are required in connection with the lawful sale and issuance of the Shares at such Closing pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing Date. No stop order or other order enjoining the sale of the Shares shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the SEC, or any commissioner of corporations or similar officer of any state having jurisdiction over this transaction.

     8.5    Legal Investment. At the time of the Closing, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which the Purchasers and the Company are subject.

     8.6    Compliance Certificate. The Company shall have delivered to the Purchasers, a Compliance Certificate, executed by the Chief Executive Officer of the Company, dated the Closing Date, to the effect that the conditions, specified in Sections 8.1, 8.3 and 8.4 have been satisfied.

SECTION 9. REGISTRATION OF THE SHARES; COMPLIANCE WITH THE SECURITIES ACT.

     9.1    Definitions. As used in this Section 9 the following terms shall have the following respective meanings:

          (a)    “Registrable Shares” shall mean (i) the Shares issued pursuant to this Agreement and (ii) any other shares of Common Stock issued or issuable in respect to the Shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events);

          (b)    “Registration Statement” shall mean any registration statement and shall include any preliminary prospectus, final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 9.2 and Section 9.3; and

          (c)    “Untrue Statement” shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     9.2    Registration Procedures and Expenses. The Company is obligated to do the following:

     The Company shall, within forty (40) days immediately following the Closing Date, such actual date being referred to as the “Registration Date”:

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          (a)    prepare and file with the SEC a registration statement on Form S-3 in order to register with the SEC under the Securities Act a sale by the Purchasers on a delayed or continuous basis pursuant to Rule 415 under the Securities Act any or all of the Registrable Shares through the automated quotation system of the Nasdaq National Market System or the facilities of any national securities exchange on which the Company’s Common Stock is then traded, or in privately-negotiated transactions (a “Registration Statement”) (notwithstanding anything to the contrary expressed or implied herein, if a registration statement on Form S-3, or any substitute form, is not then available for registration of the Registrable Shares, the Company shall be obligated instead to prepare and file with the SEC a registration statement on Form S-1 in order to register the Registrable Shares under the Securities Act and such registration statement will be a “Registration Statement” for the purposes of this Agreement); the Registration Statement will disclose that the Registrable Shares may be used by a Purchaser to cover short sales of the Company’s Common Stock without limitation;

          (b)    subject to receipt of necessary information from the Purchasers, use its best efforts to cause such Registration Statement to become effective within ninety (90) days immediately following the Closing Date (the “Effective Date”) and take all other reasonable actions necessary under any federal law or regulation to permit all Registrable Shares to be sold or otherwise disposed of;

          (c)    promptly notify each Purchaser, at any time when a prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in or relating to such Registration Statement contains an untrue statement of a material fact or omits to state any fact necessary to make the statements therein not misleading;

          (d)    promptly prepare and file with the SEC, and deliver to each Purchaser, such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until termination of such obligation as provided in Section 9.8 below;

          (e)    furnish to each Purchaser such number of copies of prospectuses in conformity with the requirements of the Securities Act as requested by each such Purchaser in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by such Purchaser;

          (f)    no later than the Registration Date, file such documents as may be required of the Company for normal state securities law clearance for the resale of the Registrable Shares in which states of the United States as may be reasonably requested by each Purchaser provided, however, that the Company shall not be required in connection with this paragraph (f) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

          (g)    no later than the Registration Date, use its best efforts to cause all Registrable Shares to be listed on each securities exchange, if any, on which equity securities by the Company are then listed; and

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          (h)    bear all expenses in connection with the procedures in Section 9.2, other than (i) fees and expenses, if any, of counsel or other advisers to the Purchasers, and (ii) any expenses relating to the sale of the Registrable Shares by the Purchasers, including broker’s commission, discounts or fees and transfer taxes.

     9.3    Piggyback Registrations.

          (a)    If a Registration Statement is not effective with respect to all of the Registrable Shares and the Company decides to register any of its securities for its own account or for the account of others (if the agreement pursuant to which such securities are being registered for the account of others so allows), then the Company will promptly give the Purchasers written notice thereof and will use its reasonable best efforts to include in such registration all or any part of the Registrable Shares requested by the Purchasers to be included therein (excluding any Registrable Shares previously included in a Registration Statement). This requirement does not apply to Company registrations on Form S-4 or S-8 or their equivalents (relating to equity securities to be issued in connection with an acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans) or to registration statements that would otherwise not permit the registration of re-sales of previously issued securities. Each Purchaser must give its request for registration under this paragraph to the Company in writing within 5 business days after receipt from the Company of notice of such pending registration. If the registration for which the Company gives notice is a public offering involving an underwriting, the Company will so advise the Purchasers as part of the above-described written notice. In that event, if the managing underwriter(s) of the public offering impose a limitation on the number of shares of Common Stock that may be included in the Registration Statement because, in such underwriter(s)’ judgment, such limitation would be necessary to effect an orderly public distribution, then the Company shall include in such registration (i) first, the securities the Company proposes to sell, and (ii) second, the Registrable Shares requested by the Purchasers.

          (b)    No right to registration of Shares under this Section 9.3 limits in any way the registration required under Section 9.2 above. The obligations of the Company under this Section 9.3 expire upon the effectiveness of the Registration Statement filed pursuant to Section 9.2 above with respect to the Shares or the respective portion thereof.

     9.4    Indemnification

          (a)    The Company agrees to indemnify and hold harmless each Purchaser (and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act) from and against any losses, claims, damages or liabilities to which such Purchaser (or such underwriter or controlling person) may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any Untrue Statement contained in the Registration Statement on the Effective Date thereof, or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement and the Company will promptly reimburse such Purchaser (or such controlling person) for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim against such Purchaser (or such controlling person); provided, however, that

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the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, (i) an Untrue Statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of a Purchaser specifically for use in preparation of the Registration Statement; (ii) the failure of a Purchaser to comply with the covenants and agreements contained in Section 9.5 hereof respecting the sale of the Registrable Shares; or (iii) any statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to the Purchasers prior to the pertinent sale or sales by such Purchaser.

          (b)    Each Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company and underwriter (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any failure to comply with the covenants and agreements contained in Section 9.5 hereof respecting sale of the Registrable Shares, or any Untrue Statement contained in the Registration Statement on the Effective Date thereof if such Untrue Statement was made in reliance upon and in conformity with written information furnished by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement, and such Purchaser will promptly reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided that in no event shall any indemnity by a Purchaser under this Section 9.4 exceed the net proceeds received by such Purchaser from the sale of the Registrable Shares covered by such Registration Statement.

          (c)    Promptly after receipt by any indemnified person of a written notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 9.4, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel for all indemnified parties; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

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          (d)    If the indemnification provided for in this Section 9.4 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Purchaser hereunder exceed the net proceeds received by such Purchaser from the sale of the Shares covered by the Registration Statement.

          (e)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

     9.5    Transfer of Shares After Registration; Notice. Each Purchaser hereby covenants with the Company not to make any sale of the Registrable Shares after registration without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied. Each Purchaser acknowledges that there may be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act. Each Purchaser hereby covenants that it will not sell any Registrable Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Purchasers written notice of the suspension of the use of said prospectus and ending at the time the Company gives the Purchasers notice that the Purchasers may thereafter effect sales pursuant to said prospectus, provided, however, that the Company shall not suspend the use of said prospectus more than once in any twelve month period and the duration of any one such suspension shall not be more than thirty (30) days. The foregoing provisions of this Section 9.5 shall in no manner diminish or otherwise impair the Company’s obligations under Section 9.2 and Section 9.3 hereof.

     9.6    Reporting Requirements. The Company agrees to use its best efforts:

          (a)    make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

          (b)    file with the SEC in a timely manner all reports, schedules, forms, statements and other documents required of the Company under the Securities Act and the Exchange Act; and

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          (c)    so long as any of the Purchasers own Registrable Shares, to furnish to a Purchaser forthwith upon request (1) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, and that it qualifies as a registrant whose securities may be resold pursuant to SEC Form S-3, (2) a copy of the most recent annual or quarterly report of the Company and such other reports and documents filed by the Company with the SEC and (3) such other information as may be reasonably requested to permit such Purchaser to sell the Registrable Shares without registration.

     9.7    Listing. The Company will use reasonable commercial efforts to maintain the listing and trading of its Common Stock (including the Registrable Shares) on the Nasdaq Stock Market and to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the NASD and such exchanges, as applicable.

     9.8    Termination of Obligations. The obligations of the Company pursuant to Sections 9.2 through 9.7 hereof shall cease and terminate upon the earlier to occur of (i) such time as all of the Registrable Shares have been resold or (ii) as to each Purchaser, such time as all of the Registrable Shares held by such Purchaser may be sold pursuant to Rule 144 (k).

     9.9    Assignability of Registration Rights. The registration rights set forth in this Section 9 are assignable by a Purchaser without the Company’s prior consent to an affiliate of such Purchaser or, if such Purchaser is a partnership or limited liability company, limited partner or a member of Purchaser; provided, however, that the Purchasers shall only have the right to require the Company to amend the Registration Statement twice for such assignments and provided further that in all other cases such assignment shall not be permitted.

SECTION 10. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent and addressed as follows:

(a)	if to the Company, to:

ONYX Pharmaceuticals, Inc. 3031 Research Drive Richmond, California 94806 Fax No.: (510) 222-6552 Attention: Hollings C. Renton

with a copy to:
Cooley Godward LLP Five Palo Alto Square 3000 El Camino Real Palo Alto, California 94306 Attention: Robert L. Jones, Esq.

or to such other person at such other place as the Company shall designate to the Purchasers in writing; and

15.

          (b)    if to a Purchaser, at the address as set forth below such Purchaser’s name at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

SECTION 11. MISCELLANEOUS COVENANTS

     11.1    Delivery of Proxy Statements. The Company agrees to furnish to a Purchaser copies of its definitive proxy statements as filed with the SEC so long as such Purchaser is a stockholder.

     11.2    Form D; Blue Sky Laws. The Company will file a Notice of Sale of Securities on Form D with respect to the Registrable Shares, if required under Regulation D, and provide a copy thereof to the Purchasers promptly after such filing. The Company will take such action as it reasonably determines to be necessary, if any, to qualify the Registrable Shares for sale under this Agreement under applicable securities (or “blue sky”) laws of the states of the United States (or to obtain an exemption from such qualification), and will provide evidence of any such action so taken to a Purchaser on or prior to the date of the Closing. The Company will publicly announce the sale of the Shares within 2 business days of the time of Closing.

SECTION 12. MISCELLANEOUS

     12.1    Waivers and Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the Company and holders of at least 66 2/3% of the Shares issued pursuant to this Agreement.

     12.2    Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

     12.3    Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     12.4    Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as applied to contracts entered into and performed entirely in Delaware by Delaware residents, without regard to conflicts of law principles. The Company hereby submits to the non-exclusive jurisdiction of the United States federal and state courts located in the State of Delaware with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby.

     12.5    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

     12.6    Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs,

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executors and administrators of the parties hereto. The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Agreement; provided, however, that the provisions of this Section 12.6 shall not apply in the event of any merger, consolidation or reorganization in which the Company is not the surviving corporation if all Purchasers are entitled to receive in exchange for their Registrable Shares consideration consisting solely of (i) cash, or (ii) securities of the acquiring corporation which may be immediately sold to the public without registration under the Securities Act.

     12.7    Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

     12.8    Equitable Relief. The Company recognizes that, if it fails to register, or instruct its transfer agent to register, any Transfer of Shares requested by a Purchaser in compliance with Section 5.2, any remedy at law may prove to be inadequate relief to such Purchaser. The Company therefore agrees that such Purchaser is entitled to temporary and permanent injunctive relief in such case without the necessity of proving actual damages.

     12.9    Entire Agreement. This Agreement, and other documents delivered pursuant hereto, including the exhibits, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

     12.10    Publicity. No party shall issue any press releases or otherwise make any public statement with respect to the transactions contemplated by this Agreement without the prior written consent of the other parties, except as may be required by applicable law or regulations, in which case such party shall provide the other parties with reasonable notice of such publicity and/or opportunity to review such disclosure.

     12.11    Material Adverse Effect. As used in this Agreement, a “Material Adverse Effect” means (a) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of the Company or, as the case may be, the Company and any of its subsidiaries, taken as a whole or (b) the impairment of the ability of the Company to perform its obligations under this Agreement, provided, however, that for purposes of determining whether there shall have been any such “Material Adverse Effect”, (i) any adverse change resulting from or relating to worldwide general, business, economic, political or military conditions shall be disregarded, (ii) any adverse change resulting from or relating to conditions generally affecting the industry in which the Company competes shall be disregarded, and (iii) any adverse change to the stock price of the Company’s Common Stock, as quoted on any nationally recognized stock quotation system (provided that such adverse change in stock price did not result from circumstances also giving rise to the breach of a representation or warranty hereunder) shall be disregarded.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

17.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

COMPANY:	PURCHASERS:

ONYX PHARMACEUTICALS, INC.		DEERFIELD PARTNERS, L.P.
By: Deerfield Capital, L.P. Its General Partner

By: /s/ Hollings C. Renton Hollings C. Renton Chairman, President, and CEO		By: Snider Capital Corp Its General Partner

Address:	3031 Research Drive Richmond, CA 94806	By: /s/ Arnold H. Snider

		Print name:	Arnold H. Snider

		Print title:	General Partner

		Address:	780 Third Avenue 37th Floor New York, New York 10017

DEERFIELD INTERNATIONAL LIMITED

By: /s/ Arnold H. Snider

		Print name:	Arnold H. Snider

		Print title:	Investment Manager

		Address:	c/o Hemisphere Management (B.V.I.) Limited Bison Court Columbus Centre P.O. Box 3460 Road Town, Tortola British Virgin Islands

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

SANDS POINT PARTNERS LP
By:	Sands Point Capital Management Its General Partner

By:	/s/ Stuart Z. Feldman

Print name:	Stuart Z. Feldman

Print title:	Chief Operating Officer

Address:	280 Park Avenue 39th Floor New York, New York 10017

OFF SANDS POINT, LTD.

By:	/s/ John P. Nicholson

Print name:	John P. Nicholson

Print title:	Director

Address:	280 Park Avenue 39th Floor New York, New York 10017

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

EXHIBIT A

SCHEDULE OF PURCHASERS

NAME	SHARES	PURCHASE PRICE

Deerfield Partners, L.P.	1,060,000	$5,035,000.00
Deerfield International Limited	940,000	$4,465,000.00
Sands Point Partners LP	52,632	$250,002.00
Off Sands Point, Ltd.	52,631	$249,997.25
Total

	2,105,263	$9,999,999.25

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